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                                                                    Exhibit 3.1




10/1/86 REV. 10/31/01                                                   101/1:1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 HORIZON BANCORP


                                    ARTICLE I
                                      NAME

  The name of the Corporation is Horizon Bancorp.


                                   ARTICLE II
                                    PURPOSES

  The purposes for which the Corporation is formed are:

  SECTION 1.  To operate as a bank holding company.

  SECTION 2. General Powers. To possess, exercise, and enjoy all rights, powers and privileges conferred upon bank holding companies by the Bank Holding Company Act of 1956 as amended and as hereafter amended or supplemented, and all other rights and powers authorized by the laws of the State of Indiana, and the laws of the United States of America applicable to bank holding companies and the regulations of the Board of Governors of the Federal Reserve System.

  SECTION 3. To Deal in Real Property. Subject to the limitations of Section 2 above, to acquire by purchase, exchange, lease or otherwise, and to hold, own, use, construct, improve, equip, manage, occupy, mortgage, sell, lease, convey, exchange or otherwise dispose of, alone or in conjunction with others, real estate and leaseholds of every kind, character and description whatsoever and wheresoever situated, and any other interests therein, including, but without limiting the generality thereof, buildings, factories, warehouses, offices and structures of all kinds.

  SECTION 4. Capacity to Act. Subject to the limitations of Section 2 above, to have the capacity to act possessed by natural persons and to perform such acts as are necessary and advisable to accomplish the purposes, activities and business of the Corporation.

  SECTION 5. To Act as Agent. Subject to the limitations of Section 2 above, to act as agent or representative for any firm, association, corporation, partnership, government or person, public or private, with respect to any activity or business of the Corporation.



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                                                                         101/1:2

  SECTION 6. To Make Contracts and Guarantees. Subject to the limitations of
Section 2 above, to make, execute and perform, or cancel and rescind, contracts of every kind and description, including guarantees and contracts of suretyship, with any firm, association, corporation, partnership, government or person, public or private.

  SECTION 7. To Borrow Funds. Subject to the limitations of Section 2 above, to borrow moneys for any activity or business of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, notes, trust receipts, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage, pledge, conveyance, or assignment in trust of all or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, exchange or otherwise dispose of such securities or other obligations of the Corporation.

  SECTION 8. To Deal in its Own Securities. Subject to the limitations of
Section 2 above, to purchase, take, receive or otherwise acquire, and to hold, own, pledge, transfer or otherwise dispose of shares of its own capital stock and other securities. Purchases of the Corporation's own shares, whether direct or indirect, may be made without shareholder approval to the extent of unreserved and unrestricted earned and capital surplus available thereof.


                                   ARTICLE III
                               PERIOD OF EXISTENCE

The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV
                       RESIDENT AGENT AND PRINCIPAL OFFICE

  SECTION 1. Resident Agent. The name and address of the Corporation's Resident Agent for service of process is Larry E. Reed, Horizon Bancorp, 515 Franklin Square, Michigan City, Indiana 46360.

  SECTION 2. Principal Office. The post office address of the principal office of the Corporation is 515 Franklin Square, Michigan City, Indiana 46360.




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                                                                         101/1:3
                                    ARTICLE V
                                AUTHORIZED SHARES

  SECTION 1. Number of Shares. The total number of shares which the Corporation is to have authority to issue is 15,000,000.

  A. The Number of authorized shares which the corporation designates as having par value is -0- with a par value of $-0-.

  B. The number of authorized shares which the corporation designates as without par value is 15,000,000.

  SECTION 2. General Terms. All of the authorized shares shall be designated as "Common Stock", and each share of Common Stock shall be equal to every other share of Common Stock and shall participate equally in all earnings and profits of the Corporation and on distribution of assets, either on dissolution, liquidation or otherwise.

  SECTION 3. Voting Rights. Each holder of the Common Stock shall have the right to vote on all matters presented to shareholders and shall be entitled on all matters including elections of directors to one vote for each share of Common Stock registered in his name on the books of the Corporation.


                                   ARTICLE VI
                      REQUIREMENTS PRIOR TO DOING BUSINESS

  The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.


                                   ARTICLE VII
                                   DIRECTOR(S)

  SECTION 1. Number of Directors: The initial Board of Directors is composed of four members. The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be four.

  SECTION 2. Names and Post Office Addresses of the Director(s): The name(s) and post office addresses of the initial Board of Directors of the Corporation are:

                                NUMBER AND STREET
NAME                            OR BUILDING                  CITY,STATE,ZIP
---------                       -----------                  --------------
John A. Garrettson              515 Franklin Square          Mich.City,IN 46360
Larry E. Reed                   515 Franklin Square          Mich.City,IN 46360



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                                                                         101/1:4

Leon A. Dargis        515 Franklin Square    Mich.City,IN 46360
George N. Rogers      515 Franklin Square    Mich.City,IN 46360

  SECTION 3. Qualifications of Directors (if any): Directors need not be shareholders of the Corporation.

  SECTION 4. Terms of Directors. Effective as of the Annual Meeting of Shareholders in 1986, the Board of Directors shall be divided into three classes, designated as Class 1, Class 2, and Class 3, as nearly equal in number as possible, with the term of office of one class expiring each year. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible.

The initial term of office of directors of Class 1 shall expire at the Annual Meeting of Shareholders in 1987, but not until their successors shall be elected and qualified; that of Class 2 shall expire at the Annual Meeting of Shareholders in 1988, but not until their successors shall be elected and qualified, and that of Class 3 shall expire at the Annual Meeting of Shareholders in 1989, but not until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. This Article VII, Section 4, shall not be altered, amended or repealed except by an affirmative vote of at least seventy percent (70%) of the total number of shares of the Corporation entitled to vote on such matter.

  SECTION 5. Removal of Directors. Any director may be removed from office at any time without cause by the affirmative vote of the holders of at least seventy percent (70%) of all of the outstanding shares of capital stock of the Corporation entitled to vote on the election of directors at a meeting of shareholders called for that purpose. Any director may be removed from office with cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on election of directors at a meeting of shareholders called for that purpose. Cause for such removal shall be construed to exist only if:

1. The director whose removal is proposed has been convicted, or where a director has been granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; or

2. Such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in performance of his duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal.



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                                                                         101/1:5

3. Such removal must be brought within one (1) year of the term within which such conviction or adjudication is no longer subject to direct appeal.

This Article VII, Section 5, shall not be altered, amended or repealed except by an affirmative vote of at least seventy percent (70%) of the total number of shares of the Corporation entitled to vote on such matter.


                                  ARTICLE VIII
                                INCORPORATORS(S)

  The name and post office address of the incorporator of the Corporation is:

                                 NUMBER AND STREET
NAME                             OR BUILDING             CITY,STATE,ZIP
----                             -----------             --------------
Karol K. Sparks                  2800 Indiana National   Indianapolis,IN46204
                                 Bank Tower


                                   ARTICLE IX
   PROVISIONS FOR REGULATION OF BUSINESS AND CONDUCT OF AFFAIRS OF CORPORATION

  SECTION 1. Meetings of Shareholders. Meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings.

  SECTION 2. Meetings of Directors. Meetings of Directors of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings.

  SECTION 3. Consideration for Shares. Shares of stock of the Corporation shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors.

  SECTION 4. By-Laws of the Corporation. The Board of Directors by a majority vote of the actual number of Directors elected and qualified from time to time shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation.

  The Board of Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate from among its members an executive committee and one or more other committees, each of which, to the


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                                                                         101/1:6

extent provided in the resolution, the Articles of Incorporation, or the By-Laws, may exercise all of the authority of the Board of Directors of the Corporation, including, but not limited to, the authority to issue and sell or approve any contract, to issue and sell securities or shares of the Corporation or designate the terms of a series or a class of securities or shares of the Corporation. The terms which may be affixed by each such committee include, but are not limited to, the price, dividend rate, and provisions of redemption, a sinking fund, conversion, voting, or preferential rights or other features of securities or class or series of a class of shares. Each such committee may have full power to adopt a final resolution which sets forth those terms and to authorize a statement of such terms to be filed with the Secretary of State. However, no such committee has the authority to declare dividends or distributions, amend the Articles of Incorporation or the By-Laws, approve a plan of merger or consolidation even if such plan does not require shareholder approval, reduce earned or capital surplus, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof. No member of any such committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The calling and holding of meetings of any such committee and its method of procedure shall be determined by the Board of Directors. A member of the board of Directors shall not be liable for any action taken by any such committee if he is not a member of that committee and has acted in good faith and in a manner he reasonably believes is in the best interest of the Corporation.

  SECTION 5. Consent Action by Shareholders. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

  SECTION 6. Consent Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

  SECTION 7. Interest of Directors in Contracts. Any contract or other transaction between the Corporation or any corporation in which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the directors or officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers of such other corporation.


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                                                                         101/1:7


Any contract or other transaction between the Corporation and one or more of its directors or members or employees, or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are stockholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

  SECTION 8. Indemnification of Directors, Officers and Employees. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise,

     (i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or


    (ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.




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                                                                         101/1:8

  The terms "liability" and "expense" shall include, but shall not be limited to attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.

  Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

  If several claims, issues or matter of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

  The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

  The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

  The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

 The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.




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                                                                         101/1:9


   SECTION 9. Distributions Out of Capital Surplus. The Board of Directors of the Corporation may from time to time distribute to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or property, without the assent or vote of the shareholders, provided that with respect to such a distribution the requirements of The Indiana General Corporation Act other than shareholder approval are satisfied.

  SECTION 10. Powers of Directors. In addition to the powers and the authority granted by these Articles or by statute expressly conferred, the Board of Directors of the Corporation is hereby authorized to exercise all powers and to do all acts and things as may be exercised or done under the laws of the State of Indiana by a corporation organized and existing under the provisions of The Indiana General Corporation Act and not specifically prohibited or limited by these Articles.

  SECTION 11. Voting Rights on Certain Business Combinations. The affirmative vote of the holders of not less the 70% of the outstanding common stock of the Corporation shall be required to approve any merger or consolidation of the Corporation with or into any other corporation, any sale, lease, exchange, or other disposition of any material part of the assets of the Corporation or of any subsidiary thereof to or with any other corporation, person, or other entity, or any liquidation or dissolution of the Corporation or any material subsidiary thereof or adoption of any plan with respect thereto (hereinafter referred to as a "business combination"), which: (i) is not recommended by the vote of 70% of the Corporation's directors; or (ii) is proposed by a person, whether an individual, partnership, corporation, group, or otherwise, who separately or in association with one or more other persons holds at the date of the proposal 10% or more of the then outstanding common stock of the Corporation and such proposal does not offer to all shareholders of the Corporation consideration for their shares which is at least equal to the highest percent over book value paid by such person for the shares of the Corporation held by it at the date of the proposal. All other business combinations will require the affirmative vote of a majority of the outstanding common stock of the Corporation. This Article IX, Section 11, shall not be altered, amended or repealed except by an affirmative vote of at least seventy percent (70%) of the total number of shares of the Corporation entitled to vote on such matter.



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  SECTION 12. Consideration of Non-Financial Factors. In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and it stockholders when evaluating a Business Combination (as defined in these Articles) or a tender or exchange offer, the Board of Directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transactions, consider all of the following factors and any other factors which it deems relevant:

     (i) The social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located.

    (ii) The business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and;

   (iii) The competence, experience, and integrity of the acquiring person or persons and its or their management.